UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003

WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-08703	33-0956711
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     In a meeting today with analysts in Las Vegas, Matt Massengill, Chairman and Chief Executive Officer of the Company, expects to provide an update on certain current conditions in the hard drive industry, consistent with what was previously disclosed at the JP Morgan Small Cap conference on November 13, 2003. Specifically, Mr. Massengill will indicate that PC OEM demand is good, consistent with expectations and normal seasonal demand patterns. In addition, distribution sell through has been slower than is typical for October, however pricing has been better than expected. Therefore on balance, industry conditions are consistent with the Company’s expectations at this point in the quarter.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

By:	/s/ RAYMOND M. BUKATY

Raymond M. Bukaty Vice President, General Counsel and Secretary

Dated: November 17, 2003

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